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Exhibit 99.2

RISK FACTORS

Risk Related to the Business

The industries in which we operate are significantly affected by changes in general and local economic conditions and other factors beyond our control which could depress demand for our products.

        Certain of the industries in which we operate are cyclical and have experienced significant difficulties in the past. Our financial performance depends, in large part, on varying conditions in the markets we serve, which fluctuate in response to various factors beyond our control.

        Demand in the homebuilding and financing businesses are affected by changes in general and local economic conditions, such as interest rates, housing costs, migration patterns, employment levels, job growth and consumer confidence. An oversupply of alternatives to new homes, such as rental properties and used homes, could depress prices and reduce margins for the sale of new homes. Higher interest rates generally increase the cost of mortgage loans to customers and therefore reduce demand for mortgage loans. Changes in levels of employment, consumer confidence and real estate values can also make mortgage loans less attractive to home buyers. Our business is particularly sensitive to these risks because almost all purchasers of our homes require mortgage financing for a substantial portion of the purchase price. In addition, in times of low interest rates and increased availability of mortgage funds, the volume of home sales by JWH may be expected to decrease as additional competition is able to enter the market. In recent years, interest rates have been at historically low levels. Lastly, weather conditions and natural disasters, such as hurricanes, tornadoes, earthquakes, floods and fires, can harm the local homebuilding business. This risk is exacerbated by our concentration in a limited number of states.

        The sales of the products of U.S. Pipe are dependent upon the rate of residential and non-residential building construction and other forms of construction activity, and are thus subject to general economic conditions, the underlying need for construction projects, interest rates and governmental incentives provided to building projects. In addition, a significant percentage of our ductile iron pressure pipe products are ultimately used by municipalities or other governmental agencies in public water or wastewater transmission and collection systems. As a result, sales by U.S. Pipe could be impacted adversely by declines in the number of projects planned by public water agencies, government spending cuts, general budgetary constraints, difficulty in obtaining necessary permits or the inability of government entities to issue debt. It is not unusual for water and wastewater projects to be delayed and rescheduled for a number of reasons, including changes in project priorities and difficulties in complying with environmental and other government regulations.

        The prices at which JWR sells coal and natural gas are largely dependent on prevailing market prices for those products. We have experienced significant price fluctuations in our coal and natural gas businesses and we expect that such fluctuations will continue. Demand for and, therefore, the price of coal and natural gas are driven by a variety of factors such as availability, price, location and quality of competing sources of coal or natural gas, availability of alternative fuels or energy sources, government regulation and weak economic conditions. In addition, reductions in the demand for metallurgical coal are caused by reduced steel production by our customers, increases in the use of substitutes for steel (such as aluminum, composites or plastics) and the use of steel-making technologies that use less or no metallurgical coal. Demand for steam coal is primarily driven by the consumption patterns of the domestic electrical generation industry, which, in turn, is influenced by demand for electricity and technological developments. Demand for natural gas is also affected by storage levels of natural gas in North America and consumption patterns, which can be affected by weather conditions. We estimate that a 10% decrease in the price in natural gas in 2003 would have resulted in a reduction in pre-tax income of approximately $3.4 million in that year. Although we occasionally utilize derivative commodity instruments to manage fluctuations in natural gas prices, we currently have no open contracts to hedge anticipated sales of JWR's natural gas.

Shortages or price fluctuations in raw materials and labor could delay, or increase the cost of, construction or production and adversely affect our results of operations.

        Most of the industries in which we operate require significant amounts of raw materials and labor and, therefore, shortages or increased costs of raw materials and labor could adversely affect our business or results of operations.

        Our homebuilding operations rely on the availability of lumber, drywall, cement and other building materials. The availability and market prices of these materials are influenced by various factors that are beyond our control. Shortages of, and price increases for, such materials have occurred in the past and may occur in the future. For example, we have experienced increases in the cost of lumber in the first quarter of 2004. Further, if we are unable to secure a proper level of skilled labor for our homebuilding operations, our results of operations may be adversely affected.

        Scrap metal currently represents approximately 40% of our cost of sales in our Industrial Products business. At times, scrap metal pricing can be highly volatile due to a number of factors beyond our control, including domestic and foreign scrap metal demand, trade restrictions, currency exchange rates and general economic conditions. The price of scrap iron has historically averaged $110 per net ton or less in cost, but averaged in excess of $145 per ton in 2003. This volatility can significantly affect our cost of sales. For example, we estimate that a 10% increase in fiscal 2004 in the cost of scrap iron would result in an increase of approximately $10.7 million in our cost of sales for that period. Any increase in scrap metal prices that is not offset by increases in our prices could have an adverse effect on our business, financial condition and results of operations.

        The difficulties described above could cause us to incur more costs to build homes or produce pipes. We may not be able to recapture increased costs by raising prices because in many cases we fix our prices in advance by signing sales contracts for homes and ductile iron pipe. Any of these risks may adversely affect our business, results of operations or financial condition.

We face significant competition in many of the industries in which we operate.

        The homebuilding industry is highly competitive and fragmented. We compete in each of our markets with numerous national, regional and local builders. Some of these builders have greater financial resources, more experience, more established market positions and lower costs of capital, labor and material than us. We compete for customers, raw materials and skilled subcontractors. We also compete with resales of existing homes and available rental housing. Our financing operations are subject to competition from third-party providers, many of which are substantially larger, may have a lower cost of funds or overhead than we do and may focus exclusively on providing such services.

        The ductile iron pipe industry is highly competitive. We compete on the basis of price, quality and ease of maintenance. Our industry experienced intense pricing competition in 2002. In addition, our products compete with water and wastewater transmission and collection pipe manufactured from other products, including polyvinylchloride (PVC), high density polyethylene (HDPE), concrete, fiberglass, reinforced plastic or steel. If we experience cost increases in raw material, labor and overhead specific to our industry or the location of our facilities, while competing products or companies do not experience similar changes, we could experience a change in the demand, price and profitability of our ductile iron pipe products.

        Our coal business faces competition from foreign producers that sell their coal in the United States and in the export market and, therefore, fluctuations in exchange rates will affect the demand for coal we produce. If our competitors' currencies decline against the U.S. dollar or against our customers' currencies, those competitors may be able to offer lower prices to our customers. Furthermore, if the currencies of our overseas customers were to significantly decline in value in comparison to the U.S. dollar, those customers may seek decreased prices for the coal we sell to them. Both of these factors could reduce our profitability or result in lower coal sales.

Our revenues are seasonal due to weather conditions and the level of construction activity at different times of the year; we may not be able to generate revenues that are sufficient to cover our expenses during certain periods of the year.

        The homebuilding industry and the ductile iron pipe industry are moderately seasonal, with lower production capacity and lower sales in the winter months. This seasonality in demand has resulted in fluctuations in our revenues and operating results. Because much of our overhead and expenses are fixed payments, seasonal trends can cause reductions in our overall profit margin and financial condition, especially during our slower periods.

We are exposed to increased risks of delinquencies, defaults and losses on mortgages and loans associated with our strategy of providing credit or loans to lower credit grade borrowers.

        We specialize in originating, securitizing and servicing mortgage notes and loans (which we refer to as "mortgage assets") to credit-impaired borrowers who are generally unable to qualify for loans from conventional mortgage sources due to loan size, credit characteristics or documentation standards. We are subject to various risks associated with the lower credit homeowners to whom we lend funds, including, but not limited to, the risk that these borrowers will not pay interest and principal when due, and that the value received from the sale of the borrower's home in a repossession will not be sufficient to repay the borrower's obligation to us.

        Delinquencies and defaults typically cause reductions in our interest income and adversely affect our results of operations. If delinquency rates and losses are greater than we expect:

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  the fair market value of the mortgage assets pledged as collateral for warehouse borrowings, and the value of our ownership interest in the securitizations, may be adversely affected;

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  our ability to obtain financing and continue to securitize loans on attractive terms, or at all, may be adversely affected; or

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  the reserves that we establish for such losses may be insufficient, which would adversely affect our business, financial condition, liquidity and results of operations.

        During economic slowdowns or recessions, mortgage and loan delinquencies and defaults generally increase. In addition, significant declines in market values of residences securing mortgages and loans reduce homeowners' equity in their homes. The limited borrowing power of our customers increases the likelihood of delinquencies, defaults and credit losses on foreclosure. Many of our borrowers have limited access to consumer financing for a variety of reasons, including a relatively high level of debt service, lower credit scores, higher loan-to-value ratios of the mortgage assets, past credit write-offs, outstanding judgments or prior bankruptcies. As a result, the actual rate of delinquencies, repossessions and credit losses on our loans are often higher under adverse economic conditions than those experienced in the mortgage loan industry in general.

        After a default by a borrower, we evaluate the cost effectiveness of repossessing the property. Such default may cause us to charge our allowances for credit losses on our loan portfolio. Any material decline in real estate values increases the loan-to-value ratios of our loans and the loans backing our mortgage related securities. This weakens collateral values and the amount, if any, obtained upon repossessions. If we must take losses on a mortgage or loan backing our mortgage related securities or loans that exceed our allowances, our financial condition, results of operations and cash flows could suffer.

We depend on short-term borrowings to fund our mortgage origination business which exposes us to liquidity risks.

        We depend on short-term borrowings to warehouse mortgage assets that are originated by our homebuilding subsidiaries and purchased by Mid-State and originated and purchased by WMC. Therefore, we rely on our ability to renew or replace our maturing short-term borrowings on a continuous basis. Since 1995, we have relied on one lender to provide our $400.0 million variable funding loan facility. If our lender does not allow us to renew our borrowings or we cannot replace maturing borrowings on favorable terms or at all, we might have to sell our mortgage-related assets under adverse market conditions, or we might not be able to continue to originate mortgage assets, which would significantly harm our results of operations and may result in material losses.

        We pay interest on our borrowings under the variable funding loan facility at a floating rate based on short-term rates, and, therefore, increases in short-term interest rates will increase the cost of our facility. In addition, if the regulatory capital requirements imposed on our lender changes, it may significantly increase the cost of the variable funding loan facility. Increases in the cost of our facility may have an adverse effect on our ability to continue to originate mortgage assets.

        The amount of financing we receive under our variable funding loan facility is directly related to the lender's valuation of the mortgage assets that secure the outstanding borrowings. Our lender has the ability to re-evaluate the market value of the mortgage assets that secure our outstanding borrowings under certain circumstances. In the event the lender determines that the value of the mortgage assets has decreased, it has the right to initiate a margin call. A margin call would require us to transfer additional mortgages to the lender (without any advance of funds from the lender for such transfer of mortgages) or to repay a portion of the outstanding borrowings. Any such margin call could have a material adverse effect on our business, results of operations, liquidity and financial condition.

Our strategy of securitizing our mortgage assets makes us dependent on the capital markets for liquidity and cash flow and exposes us to substantial risks.

        We rely on our securitizations to generate cash for repayment of borrowings under our variable funding loan facility, origination of new mortgage loans and general working capital purposes. We cannot assure you that we will be successful in securitizing mortgages that we currently have outstanding under our warehouse credit facility or that we originate in the future. Our inability to continue to successfully securitize our mortgage assets on favorable terms would have a material adverse effect on our business, financial condition and results of operations.

        Our ability to complete securitizations of our mortgage assets at favorable prices or at all will depend on a number of factors, including:

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  the historical performance of the portfolio of mortgage assets we originate;

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  the ratings of our securities;

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  the availability of credit enhancement on acceptable economic terms or at all;

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  conditions in the capital markets generally and conditions in the asset-backed securities market specifically; and

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  general economic conditions.

        Significant increases in interest rates may adversely affect our ability to securitize our mortgage assets and could negatively impact our profitability and cash flow. The interest rates that we receive on our mortgage assets are fixed between 12 and 18 months before we complete a securitization. If interest rates increase significantly during this time, the net interest margin we realize would be impaired and reduce profitability and cash flow. In addition, we may be required to pledge additional collateral to meet over-collateralization requirements, which could decrease the value of our ownership interests and have a negative impact on our cash flow.

Our mortgage-backed and asset-backed securitizations require over-collateralization and credit enhancement, which may adversely affect our cash flow and net income.

        Our securitizations typically have over-collateralization requirements that may decrease the value of our ownership interests in our securitizations and have a negative impact on our cash flow. Generally, if the mortgage assets of a securitization trust perform poorly, the over-collateralization feature of the securitization directs excess cash flow from the securitized pool of mortgage assets to the senior securities of the trust. During any period in which this happens we may not receive any cash distributions from such mortgage assets. In addition, the pool of mortgage assets of a securitization must meet certain performance tests based on delinquency levels, losses and other criteria in order for us to receive excess cash flow. We cannot assure you that the performance tests, or other significant terms regarding the calculation of such tests will be satisfied. Failure to meet these requirements may materially and adversely affect the availability of excess cash flow to us. Material variations in the rate or timing of our receipt of cash distributions from these mortgage assets may adversely affect our business, financial condition and results of operations.

        Furthermore, all of our completed securitizations have used credit enhancement to improve the prices at which we issued our mortgage-backed and asset-backed notes. We currently expect that the credit enhancement for the senior tranches we issue in the future will be primarily in the form of subordination of certain tranches, financial guaranty insurance policies for the assets or both. The market for any subordinate securities we issue could become temporarily illiquid or trade at steep discounts, thereby reducing the proceeds we receive from a securitization of mortgage assets. If we use financial guaranty insurance policies and the cost of these insurance policies increases, our net interest income will be reduced. Such credit enhancement features may not be available at costs that would allow us to achieve profitable levels of net interest income from the securitizations of our mortgage assets.

We are subject to various environmental laws, which may require us to incur substantial costs, thereby reducing our profits.

        We are subject to a wide variety of laws and regulations concerning the protection of the environment, both with respect to the construction and operation of many of our plants, mines and other facilities, and with respect to remediating environmental conditions that may exist at our own and other properties. Certain of our facilities have been in operation for many years and, over time, we and predecessor operators of these facilities may have generated, used, handled and disposed of hazardous and other regulated wastes. Environmental liabilities could exist, including cleanup obligations at these or at other locations where materials from our operations were disposed of, which could result in future expenditures that cannot be currently quantified and which could reduce our profits. In addition, because environmental laws and regulations continue to evolve, and because conditions giving rise to obligations and liabilities under environmental laws are in some circumstances not readily identifiable, it is difficult to forecast the amount of such future environmental expenditures or the effects of changing standards on future business operations. We believe that we are in substantial compliance with existing federal, state and local environmental laws and regulations. Failure to comply with environmental laws, regulations and permits, or changes in such laws, including the imposition of more stringent standards for discharges into the environment, could result in substantial operating costs and capital expenditures in order to maintain compliance and could also include fines and civil or criminal sanctions, third party claims for property damage or personal injury, cleanup costs or temporary or permanent discontinuance of operations. We can give no assurance that such expenditures will not be material in the future. Expenditures charged to the statement of operations for compliance of ongoing operations and for remediation of environmental conditions arising from past operations in the years ended December 31, 2003, 2002 and 2001, were approximately $10.8 million, $5.8 million and $7.8 million, respectively. Capital expenditures for environmental requirements are anticipated to average approximately $2.3 million per year in the next five years.

Our homebuilding operations expose us to a variety of risks including liability for action of third parties.

        We are exposed to a variety of risks associated with construction activities, including shortages of raw materials or labor, cost overruns, unforeseen environmental or engineering problems and natural disasters, any of which could delay construction and result in a substantial increase in our expenses. In addition, we contract with unaffiliated subcontractors to construct our homes. Although the timing and quality of our construction depends on the availability, skill and cost of these subcontractors, we are responsible for the performance of the entire contract, including work assigned to these subcontractors. Claims may be asserted against us for construction defects, personal injury or property damage caused by the subcontractors, and these claims may give rise to uninsured or self-insured liability. Any construction delays or cost increases could harm our operating results, the impact of which may be further affected by our inability to raise sales prices.

Economic conditions in Texas, North Carolina, Mississippi, Alabama and Florida have a material impact on our profitability because we conduct a significant portion of our business in these markets.

        We presently conduct a significant portion of our homebuilding and financing businesses in the Texas, North Carolina, Mississippi, Alabama and Florida markets. As a result of weaker economic conditions in these markets, home prices and sales activities have declined from time to time and rates of loss and delinquency on mortgage assets have increased from time to time. Furthermore, precarious economic and budget situations at the state government level may adversely affect the market for our homes or the ability of our customers to repay their obligations in areas in which we conduct the majority of our homebuilding or financing operations. Our concentration of homebuilding or mortgage assets in such markets may adversely affect our profitability.

We may be subject to claims for damages for defective products, which could adversely affect our results of operations.

        We warrant our homebuilding and pipe products to be free of certain defects. As a homebuilder, we are subject in the ordinary course of our business to product liability and home warranty claims. We warrant our pipe to be free of defects. Because of the long useful life of our products, it is possible that latent defects might not appear for several years. Losses may result or be alleged to result from defects in our products, which could subject us to claims for damages, including consequential damages. We cannot assure you that any insurance we maintain will continue to be available on terms acceptable to us or that such coverage will be adequate for liabilities actually incurred. Any claims relating to defective products that result in liability exceeding our insurance coverage could have an adverse effect on our business, financial condition and results of operations. Further, claims of defects could result in adverse publicity against us, which could adversely affect our sales.

Our failure to retain our current customers and renew our existing customer contracts could adversely affect our business.

        A significant portion of our sales of ductile iron pipe, coal and methane gas are to long-term customers. The success of these businesses depends on our ability to retain our current clients, renew our existing customer contracts when required and solicit new customers. Our ability to do so generally depends on a variety of factors, including the quality and price of our products, our ability to market these products effectively and the level of competition we face. In 2003, approximately 21% of U.S. Pipe's sales were to one customer with whom we do not have a written contract. The most significant contract of JWR is its contract with Alabama Power Company, which provides for the purchase of approximately 1.8 million tons of coal per year through December 31, 2005. Most of our remaining coal sales are made under supply contracts for fixed prices that are typically one year in length. There can be no assurance as to whether or on what terms these contracts will be renewed. We cannot assure you that we will be able to renew existing customer contracts at the same or higher rates, that our current customers will not turn to competitors, cease operations or terminate contracts with us or that we will be able to attract new customers. The failure to renew a significant number of our existing contracts without replacing lost business would have a material adverse effect on our business and results of operations.

If transportation for our ductile iron pipe products or coal becomes unavailable or uneconomic for our customers, our ability to sell ductile iron pipe products or coal could suffer.

        Transportation costs represent a significant portion of the total cost of ductile iron pipe and coal and, as a result, the cost of transportation is a critical factor in a customer's purchasing decision. Increases in our transportation costs could make our ductile iron pipe products or coal less competitive with the same or alternative products from competitors with lower transportation costs.

        We typically depend upon rail, barge, trucking and other systems to deliver our products to customers. While our customers typically arrange and pay for transportation from our factory or mine to the point of use, disruption of these transportation services because of weather-related problems, strikes, lock-outs or other events could temporarily impair our ability to supply our products to our customers thereby resulting in lost sales and reduced profitability. All of our mines are served by only one rail carrier, which increases our vulnerability to these risks.

The government extensively regulates our mining operations, which imposes significant costs on us, and future regulations could increase those costs or limit our ability to produce coal.

        Federal, state and local authorities regulate the coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining, and the effects that mining has on groundwater quality and availability. In addition, we are subject to significant legislation mandating specified benefits for retired coal miners. Numerous governmental permits and approvals are required for mining operations. We are required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment. Compliance with these regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. The possibility exists that new legislation and/or regulations and orders may be adopted that may materially adversely affect our mining operations, our cost structure and/or our customers' ability to use coal. New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. These factors and legislation, if enacted, could have a material adverse effect on our financial condition and results of operations.

        In addition, the United States and over 160 other nations are signatories to the 1992 Framework Convention on Climate Change, which is intended to limit emissions of greenhouse gases, such as carbon dioxide. In December 1997, in Kyoto, Japan, the signatories to the convention established a binding set of emission targets for developed nations. Although the specific emission targets vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. Although the United States has not ratified the emission targets and no comprehensive regulations focusing on U.S. greenhouse gas emissions are in place, these restrictions, whether through ratification of the emission targets or other efforts to stabilize or reduce greenhouse gas emissions, could adversely impact the price of and demand for coal. Further developments in connection with regulations or other limits on emissions produced by coal could have a material adverse effect on our financial condition or results of operations.

Coal mining is subject to inherent risks and is dependent upon many factors and conditions beyond our control, which may adversely affect our profitability and our financial position.

        Coal mining is subject to inherent risks and is dependent upon a number of conditions beyond our control that can affect our costs and production schedules at particular mines. These risks and conditions include:

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  unexpected equipment or maintenance problems;

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  variations in geological conditions;

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  natural disasters;

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  underground mine floodings;

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  environmental hazards;

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  industrial accidents;

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  explosions caused by the ignition of coal dust or other explosive materials at our mines sites; and

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  fires caused by the spontaneous combustion of coal.

        These risks and conditions could result in damage to or the destruction of mineral properties or production facilities, personal injury or death, environmental damage, delays in mining, monetary losses and legal liability. For example, an explosion and fire occurred in Mine No. 5 in September 2001. The accident caused extensive damage to the mine and resulted in the deaths of thirteen employees. Insurance coverage may not be available or sufficient to fully cover claims which may arise from these risks and conditions. We have also continued to experience adverse geological conditions in our mines. Any of these risks or conditions could have a negative impact on the cash available from our operations and our financial position.

Work stoppages or other labor disruptions at our operations or those of our key customers or service providers could have an adverse effect on our profitability and financial condition.

        The majority of our employees within the Industrial Products and Natural Resources businesses are unionized and we have a risk of work stoppages as the result of strike or lockout. The majority of our employees at U.S. Pipe are members of the United Steelworkers of America and the Glass, Molders, Pottery, Plastics and Allied Workers. Five of our collective bargaining agreements at two U.S. Pipe locations expire in 2004, while seven collective bargaining agreements at our other three locations expire in 2005. The majority of employees of JWR are members of United Mine Workers of America ("UMWA"). Normally, our negotiations with the UMWA follow the national contract negotiated with the UMWA by the Bituminous Coal Operators Association. The collective bargaining agreement expires December 31, 2006. At our Sloss Industries subsidiary, our contract with the United Steelworkers of America expires December 6, 2005. We experienced an economic strike at Sloss at the end of 2001 that lasted for eight months. There can be no assurance that future issues with our labor unions will be resolved favorably or that we will not experience a work stoppage that will adversely impact our business, financial condition and results of operations. In addition, labor disruptions at our key customers or service providers could impede our ability to produce and deliver our products, to receive critical equipment and supplies or to collect payment. This may increase our costs or impede our ability to operate one or more of our operations.

Our expenditures for postretirement benefit and pension obligations are significant and could be materially higher than we have predicted if our underlying assumptions prove to be incorrect.

        We provide a range of benefits to our employees and retired employees, including pensions and postretirement healthcare. We record annual amounts relating to these plans based on calculations specified by generally accepted accounting principles, which include various actuarial assumptions. As of December 31, 2003, we estimate that our pension plans' aggregate accumulated benefit obligation had a present value of approximately $361.1 million, and our fair value of plan assets was approximately $259.3 million. In respect of the funding obligations for our plans, we must make minimum cash contributions on a quarterly basis. Our estimated minimum funding obligation relating to these plans in 2004 is $15.9 million, of which approximately $14.0 million was paid in January 2004. We expect that our minimum funding obligations in each of fiscal 2005 and 2006 will be substantially larger than our estimated funding obligations in 2004. As of September 30, 2003, we estimate that our postretirement health care and life insurance plans' aggregate accumulated benefit obligation had a present value of approximately $254.0 million, and such benefits are not required to be funded. We have estimated these obligations based on assumptions described under the heading "Critical Accounting Policies and Estimates—Employee Benefits" in "Management's Discussion and Analysis of Results of Operations and Financial Condition" and in the notes to our consolidated financial statements incorporated herein by reference. Assumed health care cost trend rates, discount rates, expected return on plan assets and salary increases have a significant effect on the amounts reported for the pension and health care plans. If our assumptions do not materialize as expected, cash expenditures and costs that we incur could be materially higher. Moreover, regulatory changes could increase our obligations to provide these or additional benefits.

        In addition, certain of our subsidiaries participate in multiemployer pension plan trusts established for union employees. Contributions to these funds could increase as a result of future collective bargaining with the UMWA, a shrinking contribution base as a result of the insolvency of other coal companies who currently contribute to these funds, lower than expected returns on pension fund assets, or other funding deficiencies. We have no current intention to withdraw from any multiemployer pension plan, but if we were to do so, under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), we would be liable for a proportionate share of the plan's unfunded vested benefit liabilities upon our withdrawal. At December 31,

2003, the two multiemployer plans in which we participate were underfunded; however, the amount of the unfunded vested benefit liabilities allocable to us is not currently available.

The instruments governing our existing indebtedness contain covenants that may restrict our ability to operate, prevent us from fulfilling our obligations under the notes and adversely affect our financial condition.

        As of December 31, 2003, after giving effect to this offering, borrowings under the revolving portion of our senior secured credit facilites and the use of proceeds therefrom, we would have had total consolidated debt of approximately $1.9 billion, including approximately $41.3 million of borrowings outstanding under our senior secured credit facilities and approximately $1.8 billion of borrowings outstanding under various warehouse and mortgage-backed and asset-backed debt issued by the Trusts, which are non-recourse to Walter Industries and its subsidiaries. For the fiscal year ended December 31, 2003, our interest expense was $151.9 million, of which $22.6 million was attributable to senior debt of Walter Industries. We estimate that an increase of 1.0% in short-term interest rates would have increased our interest expense by approximately $2.4 million for that year. Our ability to meet debt service obligations will be dependent upon our future performance, which, in turn, will be subject to general economic conditions and financial, competitive, business and other factors, including factors beyond our control. Unexpected declines in our future business, increases in interest rates, our inability to borrow additional funds for our operations if and when required or increases in our future minimum pension funding obligations could impair our ability to meet our debt service obligations and could therefore have a material adverse effect on our business and future prospects. No assurance can be given that additional debt or equity funds will be available if and when required or, if available, on terms that are favorable to us.

        Our existing indebtedness could impair our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions or general corporate purposes, restrict our flexibility in responding to changing business and economic conditions or make us more vulnerable to changes in general economic conditions. In addition, our existing debt obligations impose, and the terms of any future debt obligations may impose, restrictions on our operations and activities. The most significant restrictions relate to our ability and that of our subsidiaries to borrow or guarantee additional indebtedness, pay dividends on stock or make certain other restricted distributions or payments, make certain investments, enter into transactions with our affiliates, create liens, repurchase our stock, sell substantially all of our assets or consolidate or merge with other companies. The instruments governing our indebtedness also require us to comply with certain financial covenants. If we fail to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause our debt to become due and payable prior to maturity. We cannot assure you that these covenants will not adversely affect our ability to finance our operations or to pursue future business opportunities.

The terms of our existing indebtedness allow us to incur additional debt.

        Under the terms of the senior secured credit facilities, existing notes and the indenture relating to the notes, we have the ability, subject to our debt covenants, to incur additional amounts of debt in the future. Any additional indebtedness we may incur in the future could provide its holders with rights that are superior to those associated with our existing indebtedness, including the notes. Additionally, the incurrence of additional indebtedness could magnify the risks described above.

Risk Related to the Notes and the Common Stock

Your right to receive payments on the notes will be junior to our existing and future senior indebtedness and effectively junior to our subsidiaries' existing and future indebtedness and other liabilities.

        The notes will be general unsecured, senior subordinated obligations of Walter Industries, Inc. Accordingly, the notes will rank junior to all of our existing and future secured and senior indebtedness and will rank equal in priority with any future senior subordinated indebtedness that we may incur. The notes will also rank effectively junior to all existing and future indebtedness and other liabilities of our subsidiaries, including their guarantees of our obligations under our senior secured credit facilities.

        As of December 31, 2003, after giving effect to this offering, borrowings under the revolving portion of our senior secured credit facilities and the use of proceeds therefrom, we would have had approximately $41.3 million of senior debt outstanding (all of which consisted of borrowings under our senior secured credit facilities). In addition, as of December 31, 2003, Walter Industries' subsidiaries had no indebtedness outstanding (excluding (i) intercompany indebtedness, (ii) guarantees under our senior secured credit facilities and (iii) mortgage-backed and asset-backed notes and a variable funding loan facility, both of which are non-recourse to Walter Industries and its subsidiaries) and other liabilities of approximately $678.8 million. As of December 31, 2003, after giving effect to this offering, borrowings under the revolving portion of our senior secured credit facilities and the use of proceeds therefrom, our senior secured credit facilities would have permitted up to approximately $146.7 million of additional borrowings, subject to compliance with the covenants and conditions to borrowing thereunder, which borrowings would be senior to the notes. Subject to the covenants contained in our senior secured credit facilities, we and our subsidiaries are permitted to borrow substantial amounts of other secured and senior indebtedness in the future.

        As a result of this subordination, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceedings relating to us or our property, the holders of senior indebtedness will be entitled to be paid in full before any amounts owed under the notes may be paid. Our assets may not be sufficient to assure payment for the notes offered hereby after such payment. Moreover, we may not pay any amount owed under the notes, or repurchase, redeem or otherwise retire the notes, if any payment default on our senior indebtedness occurs, unless the default has been cured or waived, the senior indebtedness is repaid in full or the holders of the senior indebtedness consent to the payment. In addition, if any other default exists with respect to senior indebtedness and specified other conditions are satisfied, at the option of the holders of that senior indebtedness, we may be prohibited from making payments on the notes for a designated period of time. As a result, holders of the notes may not receive all amounts owed to them and may receive less, ratably, than holders of trade payables and other unsubordinated indebtedness in any such proceeding.

Our holding company structure may adversely affect our ability to meet our debt service obligations under the notes.

        Substantially all of our consolidated assets are held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of management fees, dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Upon conversion of the notes, we may pay cash in lieu of issuing shares of our common stock or a combination of cash and shares of our common stock. Therefore, holders of the notes may receive no shares of our common stock or fewer shares than the number into which their notes are convertible.

        We have the right to satisfy our conversion obligation to holders by issuing shares of common stock, by paying the cash value of the common stock into which the notes are convertible, or by a combination thereof. Accordingly, upon conversion of all or a portion of the notes, holders may not receive any shares of our common stock, or they might receive fewer shares of common stock relative to the conversion value of the note. Further, our liquidity may be reduced to the extent that we choose to deliver cash rather than shares of common stock upon conversion of notes.

If we elect to settle upon conversion in cash or a combination of cash and common stock, there will be a delay in settlement.

        Upon conversion, if we elect to settle in cash or a combination of cash and our common stock, there will be a significant delay in settlement. In addition, because the amount of cash or common stock that a holder will receive in these circumstances will be based on the sales price of Walter Industries' common stock for an extended period between the conversion date and such settlement date, holders will bear the market risk with respect to the value of the common stock for such extended period. See "Description of Notes—Conversion Rights—Conversion Procedures—Payment Upon Conversion."

We may not have sufficient cash to repurchase the notes at the option of the holder or upon a fundamental change, which may increase your credit risk.

        On May 1, 2014 and May 1, 2019, and upon the occurrence of a fundamental change, holders of the notes have the right to require us to repurchase in cash all or any portion of their notes at a purchase price and on the conditions set forth in this offering memorandum. However, we may not have enough available cash or be able to obtain third-party financing at the time we are required to make repurchases of tendered notes. In addition, our senior secured credit facilities contain, and any future agreements governing our indebtedness may contain, certain covenants and terms which limit our and our subsidiaries ability to pay cash to the holders of the notes to repurchase the notes. If we are prohibited from repurchasing the notes pursuant to agreements governing our other indebtedness, we could seek the consent of our lenders to purchase the notes or could attempt to refinance this other indebtedness. No assurances can be made that we will obtain such a consent or be able to accomplish a refinancing. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. In addition, a default under the indenture or a fundamental change, in and of itself, could lead to a default under our senior secured credit facilities and other existing and future agreements governing our indebtedness. In these circumstances, the subordination provisions in the indenture governing the notes may limit or prohibit payments to you. If, due to a default, the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

The contingent conversion features of the notes could result in you receiving less than the value of the common stock into which a note is convertible.

        The notes are convertible into common stock only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to receive the value of common stock into which the notes would otherwise be convertible.

Our reported earnings per share may be more volatile because of the contingent conversion provision of the notes.

        Holders of the notes may convert the notes into our common stock (or, at our election, cash or a combination of cash and common stock), among other circumstances, in any fiscal quarter after the quarter ending June 30, 2004, if the last reported sale price of our common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the quarter preceding the quarter in which the conversion occurs is more than 130% of the conversion price per share of our common stock on such last trading day. Until this contingency or other conversion contingency is met, the shares underlying the notes are not included in the calculation of diluted net income per share. Should any conversion contingency be met, diluted income per share would be expected to decrease as a result of the inclusion of the underlying shares in the income per share calculation. An increase in volatility in our stock price could cause this condition to be met in one quarter and not in a subsequent quarter, increasing the volatility of reported diluted income per share.

You should consider the U.S. federal income tax consequences of owning notes.

        We and each holder agree in the indenture to treat the notes as "contingent payment debt instruments" subject to the contingent payment debt regulations. As a result, a holder will be required to include amounts in income, as original issue discount, in advance of cash such holder receives on a note, and to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a fixed-rate, noncontingent, nonconvertible borrowing (which we have determined to be 7.75%, compounded semi-annually), even though the notes will have a significantly lower yield to maturity. A holder will recognize taxable income significantly in excess of cash received while the notes are outstanding. In addition, a holder will recognize ordinary interest income, if any, upon a sale, exchange, conversion or redemption of the notes at a gain; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, a capital loss. Holders are urged to consult their own tax advisors as to the U.S. federal, state and other tax consequences of acquiring, owning and disposing of the notes and shares of common stock. See "Certain U.S. Federal Income Tax Considerations."

        If we increase the cash dividend on our common stock, an adjustment to the conversion rate may result, and you may be deemed to have received a taxable dividend subject to U.S. federal income tax without the receipt of any cash. If you are a non-U.S. Holder (as defined in "Certain U.S. Federal Income Tax Considerations"), such deemed dividend may be subject to U.S. federal withholding tax at a 30% rate or such lower rate as may be specified by an applicable treaty. See "Certain U.S. Federal Income Tax Considerations."

The notes and the common stock issuable upon their conversion are subject to restrictions on transfer.

        We will be relying upon an exemption from registration under the Securities Act and applicable state securities law in offering and selling the notes and the common stock issuable upon conversion of the notes. As a result, the notes and the common stock issuable upon their conversion may be transferred or resold only in transactions registered under, or exempt from, the Securities Act and applicable state securities laws. Under a registration rights agreement that we will enter into with the initial purchasers, we will agree to file a registration statement with the SEC covering resales of the notes and the common stock issuable upon their conversion, and to use our reasonable best efforts to cause the registration statement to become effective. If sold under an effective registration statement, the notes and the common stock issuable upon their conversion will generally be able to be resold or otherwise transferred without the need for further registration. The SEC, however, has broad discretion to declare any registration statement effective and may delay or deny the effectiveness of any registration statement for a variety of reasons.

There is no established trading market for the notes.

        The notes are a new issue of securities for which there is no established trading market. Although we expect the notes to be designated for trading by qualified institutional buyers in the PORTAL market, we do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, an active trading market for the notes may not develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. Future trading prices of the notes will depend on many factors, including:

  •
  our results of operations and financial condition;

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  our ability to have a resale registration statement covering the notes and the common stock issuable upon conversion of the notes declared effective by the SEC;

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  the number of holders of notes;

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  prevailing interest rates;

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  the interest of securities dealers in making a market; and

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  the market for similar securities.

        Historically, the markets for non-investment grade debt securities have been subject to disruptions that have caused volatility in prices. It is possible that the markets for the notes will be subject to disruptions. Any such disruptions may have a negative effect on you as a holder of the notes, regardless of our prospects and financial performance. Some of the initial purchasers have advised us that they intend to make a market in the notes, but they are not obligated to do so. The initial purchasers may also discontinue market making activities at any time, in their sole discretion, which could further negatively affect your ability to sell the notes or the prevailing market price at the time you choose to sell.

The trading prices of the notes will be significantly affected by the trading prices of our common stock.

        We expect that the trading prices of the notes in the secondary market will be significantly affected by the trading prices of our common stock. The market price of our common stock has historically fluctuated over a wide range, may continue to fluctuate in the future and may be adversely affected by factors such as actual or anticipated fluctuations in our operating results, changes in financial estimates by securities analysts, economic and regulatory trends, general market conditions, rumors and other factors. Negative fluctuations in the market price of our common stock could adversely impact the trading price of the notes. This may result in greater volatility in the trading prices of the notes than would be expected for nonconvertible debt securities.

Low trading volumes and shares eligible for public sale could adversely affect our stock price.

        Over recent years our stock has traded on relatively thin volumes. Accordingly, our stock price may be subject to increased volatility depending on the announcement of certain events, such as periodic variations in operating results.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress our stock price.

        We are not restricted from issuing additional common stock during the life of the notes. Our issuance of substantial amounts of common stock in the market after the offering of the notes, or the perception that we may issue substantial amounts of common stock, may adversely affect the price of our common stock and, in turn, the price of the notes. In addition, as of December 31, 2003, there were 3,467,764 shares of our common stock underlying vested stock options eligible for sale. We currently have on file a registration statement covering the shares underlying these options. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock from time to time.

        Some of our existing stockholders, including four affiliates (the "KKR Affiliates") of Kohlberg Kravis Roberts & Co., hold a significant number of shares of our common stock. The KKR Affiliates, have the right to require us to register the common stock held by them at any time pursuant to registration rights agreements to which we are a party and may also be able to sell their common stock in accordance with Rule 144 under the Securities Act. See "Description of Capital Stock-Registration Rights Agreements." If these existing stockholders sell shares of our common stock, the market price of our common stock could decline. In connection with the offering, the KKR Affiliates have agreed not to sell shares of our common stock (subject to certain exceptions) during the period ending 90 days after the date of this offering memorandum. However, the KKR Affiliates have the right to demand registration of their shares of our common stock at any time, and may demand registration of their common stock either during the 90-day period or thereafter.

        In addition, the existence of the notes may encourage short selling by market participants, in part because the conversion of the notes could depress the price of our common stock, which will further depress the price of our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

        If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but the common stock that you receive upon conversion of the notes will be subject to all changes affecting our common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your notes and, in limited cases, under the conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

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